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                                                                     Exhibit (j)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Payden & Rygel Investment Group:

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 33-46973 on Form N-1A of our report dated December 23, 2005 appearing in the Annual Report on Form N-CSR of The Payden & Rygel Investment Group, including Bunker Hill Money Market Fund, Limited Maturity Fund, Short Bond Fund, U.S. Government Fund, GNMA Fund, Real Return Fund, Core Bond Fund, Opportunity Bond Fund, High Income Fund, Tax Exempt Bond Fund, California Municipal Income Fund, Value Leaders Fund (formerly known as Growth & Income Fund), Market Return Fund, U.S. Growth Leaders Fund, Small Cap Leaders Fund, Global Short Bond Fund, Global Fixed Income Fund and Emerging Markets Bond Fund, for the year ended October 31, 2005, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of this Registration Statement.

We also consent to the reference to us as "experts" under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 24, 2006